CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 17, 2016 with respect to the audited financial statements of iHealthcare, Inc. (formerly known as Opulent Acquisition, Inc.) as of November 30, 2015 and 2014 and for the year ended November 30, 2015 and for the period from November 25, 2014 (inception) through November 30, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 16, 2016